UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

APPLE INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-10030	94-2404110
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Infinite Loop

Cupertino, California 95014

(Address of Principal Executive Offices) (Zip Code)

(408) 996-1010

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Effective June 21, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Apple Inc. (“we,” “Apple,” or the “Company”) approved the amendment of the restricted stock units awarded on August 24, 2011 to Timothy D. Cook, the Company’s Chief Executive Officer. The amendment does not change the original grant date fair value of Mr. Cook’s award as originally reported in the Company’s Proxy Statement filed with the SEC on January 9, 2012. It does, however, align Mr. Cook’s potential realizable compensation from the award with Company performance, and reflects the Committee’s intent to have a portion of future equity awards be performance-based for the Company’s executive officers, and for Mr. Cook to lead by example.

Move to Performance-Based Equity

Apple continues to enhance its corporate governance in a variety of ways. Since 2011, we have adopted majority voting for directors, advocated the elimination of blank check preferred stock, and implemented robust stock ownership guidelines for our CEO and the other named executive officers and directors. In each of the past three years, our shareholders have decisively approved the say-on-pay proposals for our executive compensation program.

In outreach discussions this year with many of our largest shareholders, we heard that they believe it is appropriate to attach performance criteria to a portion of our future executive stock awards that have been entirely time-based (i.e., vesting for continued service) in the past. We agree and, beginning today, the Company will include a performance element in new stock awards to our executive officers.

CEO Leadership by Example

Mr. Cook is leading this initiative by example and has the full support of the Board of Directors. He asked the Committee to apply a performance metric to his outstanding 2011 CEO equity award as well as any potential future awards. After careful deliberation, the Committee has approved a modification to Mr. Cook’s 2011 award.

Under the adopted modification, Mr. Cook will forfeit a portion of the 2011 CEO equity award, which was previously entirely time-based, if the Company does not achieve certain performance criteria. While the Committee generally believes that a performance-based award should have both a downside and an upside component, at Mr. Cook’s request, the modification does not contain an upside opportunity for overachievement of these criteria. As a result of implementing a modification with only downside risk, the Committee has determined that a portion of the original grant should vest earlier than originally scheduled. This modification will not change the award’s original value for accounting expense purposes.

Performance Measurement and Shareholder Alignment

After careful deliberation and consultation with shareholders and compensation experts, the Committee has concluded that relative “total shareholder return” (“TSR”) should be most relevant to Apple shareholders in evaluating Apple’s performance against that of other companies.*

2011 CEO Equity Award Modification

As a result of the adoption of a performance component and regular performance measurements, and the absence of a performance multiplier, the Committee has modified Mr. Cook’s 2011 award of one million RSUs to vest as follows: 100,000 RSUs remain scheduled to vest on August 24, 2016; 100,000 RSUs remain scheduled to vest on August 24, 2021; the balance of 800,000 RSUs is separated into ten equal tranches of 80,000 RSUs each that vest over the ten-year life of the award. Details are explained below and illustrated in Table 1.

The Committee considered what percentage of Mr. Cook’s unvested one-year RSU tranches to place at risk under the new performance criteria. Because Mr. Cook faces only downside risk from the modification, the Committee believed that less than 50% should be placed at risk. Mr. Cook, however, expressed a strong desire to set a leadership example in the area of CEO compensation and governance and requested a larger at-risk percentage. Accordingly, the Committee is placing 50% of the RSUs at risk in each future annual performance-based tranche.

The relative TSR criteria will be applied to each 80,000 RSU tranche scheduled to vest on each anniversary of the original August 24, 2011 grant date, and will compare Apple’s TSR to the TSR of the companies in the S&P 500 using public data derived from Standard and Poor’s. If Apple’s performance is within the top third of that group, the RSUs in the tranche for that year will vest in full. If its performance is in the middle third, the RSUs in the tranche for that year will be reduced by 25%, and if its performance is in the bottom third, the RSUs in that tranche will be reduced by 50%.

In considering the time frame to measure relative TSR, the Committee determined, after consultation with compensation experts and shareholders, to use a three-year period and to ramp up to this three-year period starting with the tranche vesting in 2014. Therefore, the tranche vesting in August 2014 will be measured against a one-year TSR period. The tranche vesting in August 2015 will use a two-year period. The tranches vesting in 2016 and beyond will use a full three-year period.

Because this modification takes place in 2013, partway through the vesting period of the original 2011 grant, the Committee separately considered the treatment of the first two tranches that, if modified earlier, would have vested in August 2012 and August 2013. For the tranche that would have vested in August 2012, the RSUs will vest in full on the modification date. This would have been the result whether the Committee had applied a one-, two- or three-year relative TSR measurement in August 2012. For the tranche vesting in August 2013, the Committee will vest the portion from August 25, 2012 until the modification date on a time basis and will measure the remaining portion of the tranche between the modification date and the August 2013 anniversary against the full year’s relative TSR criteria.

Table 1

		Modified Award - RSUs Vesting
				Performance Based Units
	Original Award - RSUs Vesting	Time-Based Units Scheduled to Vest
				TSR Measurement Period		Apple TSR vs. S&P 500
						Bottom Third	Middle Third	Top Third
Vesting / Earnout Date				Start	End
6/21/13		80,000		N/A	N/A	0	0	0	(1)
8/24/13		72,877	(2)	8/25/12	8/24/13	0	3,562	7,123	(2)
8/24/14		40,000		8/25/13	8/24/14	0	20,000	40,000
8/24/15		40,000		8/25/13	8/24/15	0	20,000	40,000
8/24/16	500,000	140,000	(3)	8/25/13	8/24/16	0	20,000	40,000
8/24/17		40,000		8/25/14	8/24/17	0	20,000	40,000
8/24/18		40,000		8/25/15	8/24/18	0	20,000	40,000
8/24/19		40,000		8/25/16	8/24/19	0	20,000	40,000
8/24/20		40,000		8/25/17	8/24/20	0	20,000	40,000
8/24/21	500,000	140,000	(4)	8/25/18	8/24/21	0	20,000	40,000

Total	1,000,000	672,877				0	163,562	327,123

(1)	The 2012 tranche is vesting on June 21, 2013 based on services provided.
(2)

As to the 2013 tranche, 65,754 shares correspond to the period from August 25, 2012 to the June 21, 2013 modification date of the award. This portion will vest on August 24, 2013 based on services provided. The remaining 14,246 shares of the 2013 tranche (corresponding to the period from June 21, 2013 through August 24, 2013) are also scheduled to vest on August 24, 2013, but up to 50% of those shares may be forfeited based on relative TSR performance from August 25, 2012 through August 24, 2013.

(3)	Includes both the 2016 tranche vesting on August 24, 2016 as well as the additional 100,000 RSUs vesting on that date.
(4)	Includes both the 2021 tranche vesting on August 24, 2021 as well as the additional 100,000 RSUs vesting on that date.

* A company’s Total Shareholder Return (TSR) for a period of time is based on the change in its stock price during that period, taking into account any dividends paid during that period, which are assumed to be reinvested in the stock. If the ending value is lower than the beginning value, a negative TSR results and vice versa. The change in value from the beginning to the end of the period is divided by the beginning value. That percentage, whether positive or negative, is compared to the TSR of other companies. The corresponding results inherently align with shareholders’ interests and the measurement process is simple and objective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLE INC.
(Registrant)

	By:	/s/ D. Bruce Sewell
Date: June 21, 2013		D. Bruce Sewell
Senior Vice President, General Counsel and Secretary